Exhibit 10.3

FIRST AMENDMENT TO ASSET Purchase AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) is made as of August 3, 2022 (the “Effective Date”), by and among BWSC, LLC, a California limited liability company (the “Buyer”), Natural Merchants, Inc., an Oregon corporation (the “Seller”), and Edward Field, an individual (the “Owner”). Each of Seller, the Buyer and the Owner are sometimes referred to herein, individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of May 12, 2021, pursuant to which, among other things, Buyer agreed to purchase the Purchased Assets and assume the Assumed Liabilities as described in the Purchase Agreement, subject to the waiver or satisfaction of certain closing conditions set forth in, and on the terms and conditions of, the Purchase Agreement; and

WHEREAS, the Parties desire to amend certain provisions of the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.
The Parties hereby agree that the 2021 Performance Earn-Out Amount is $1,596,982.00.
2.
Amendment. The Purchase Agreement hereby is amended as follows:
a.
Section 2.06(g) of the Purchase Agreement shall be deleted in its entirety and replaced as follows:

(g) Subject to the terms and conditions set forth in this Section 2.06, as additional consideration for the transactions contemplated by this Agreement, the Seller shall be entitled to receive One Million Five Hundred Ninety-Six Thousand Nine Hundred Eighty-Two Dollars ($1,596,982) (the “2021 Performance Earn-Out Amount”).

(i) The 2021 Performance Earn-Out Amount shall be paid to Seller by wire transfer of immediately available funds in nine monthly installments beginning on September 15, 2022.

(ii) Each of the first eight (8) payments shall be 1/12th of the 2021 Performance Earn-Out Amount and the ninth payment shall be the balance of the 2021 Performance Earn-Out Amount (each payment, a “2021 Earn-Out Payment” and collectively, the “2021 Earn-Out Payments”) as more specifically set forth in Exhibit A hereto. The 2021 Earn-Out Payments will include ten percent (10%) annual interest, accruing monthly from July 1, 2022.

(iii) Each 2021 Earn-Out Payment must be made by wire transfer of immediately available funds to the Seller to be received by no later than ten (10) days following the date such 2021 Earn-Out Payment is due. In the case that a 2021 Earn-Out Payment is not received within such timeframe, then the 2021 Earn-Out Payment then due will incur a penalty and be increased by five percent (5%). In the interest of clarity, until the payment is received, the 10% interest will continue to accrue on the increased payment until payment is received by the Seller.

(iv) (A) In the event that Winc, or any of its subsidiaries, secures an aggregate of Twelve Million Dollars ($12,000,000) of third-party financing (either in the form of an equity investment, or debt financing) or (B) undergoes either of the following: (1) a merger or consolidation into or with any other entity or entities, or a sale, exchange, conveyance or other disposition of the equity securities of Winc in a single transaction or a series of transactions, in which in any case the stockholders of Winc immediately prior to such merger, consolidation, sale, exchange, conveyance or other disposition or first of such series of transactions possess less than a majority of the voting power of Winc’s or any successor entity’s issued and outstanding capital securities immediately after such transaction or series of such transactions; (2) a single transaction or series of transactions, pursuant to which an entity that is not a direct or indirect wholly owned subsidiary of Winc acquires all or substantially all of Winc’s assets, or (3) Winc commences any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (c) Winc, or any of its Subsidiaries shall make a general assignment for the benefit of its creditors, then the full amount of the 2021 Performance Earn-Out Amount that has not yet been paid to Seller shall become due and payable and paid within ten (10) Business Days of such event.

In the event that the 2022 Performance Earn-Out Amount becomes payable to the Seller pursuant to this Section 2.06, then they Buyer shall make (or cause to be made) such payment by wire transfer of immediately available funds within five (5) Business Days after such amount has been finally determined in accordance with this Section 2.06 to the Seller. Notwithstanding the foregoing, to the extent required to comply with Section 409A of the Code, in all events the 2022 Performance Earn-Out Amount, if any, will be paid during the 2023 calendar year.

3.
Release of Indemnification Escrow Funds. Contemporaneous of the Effective Date, the Buyer and the Seller shall jointly direct the Escrow Agent, in the form attached hereto as Exhibit B, to pay the Seller Six Hundred Fifty Thousand Dollars ($650,000) from the Indemnification Escrow Amount.
4.
Reimbursement of Attorneys’ Fees. The Buyer shall reimburse the Seller (i) its reasonable and documented out-of-pocket attorneys’ fees incurred in connection with the review and negotiation of this Amendment not to exceed Ten Thousand Dollars ($10,000) and (ii) its reasonable and documented out-of-pocket accountant’s fees incurred in connection with the review and negotiation of this Amendment not to exceed Four Thousand Two Hundred Dollars ($4,200.00).
5.
Representations & Warranties. The Buyer hereby represents and warrants that it has all requisite authority to enter into and complete the transaction contemplated herein. The execution and delivery of this Agreement by the Buyer, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly approved by the Buyer, and no further action is required on the part of the Buyer to authorize this Agreement or the transactions contemplated hereby and thereby.
6.
Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants and provisions of the Purchase Agreement shall continue in full force and effect in accordance with their terms. In the event of any conflict or ambiguity between the terms of this Amendment and those of the Purchase Agreement as existing prior to this Amendment, the terms of this Amendment shall control. All references to the Purchase Agreement in the Purchase Agreement or in any of the Transaction Documents shall refer to the Purchase Agreement, as amended by this Amendment.

7.
Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.
8.
Entire Agreement. This Amendment constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings, written or oral, among them with respect to the subject matter hereof.
9.
Counterparts. This Amendment may be executed in multiple counterparts (including electronically-transmitted counterparts), each of which will be considered an original instrument, but all of which will be considered one (1) and the same agreement, and will become binding when one (1) or more counterparts have been signed by each of the Parties and delivered to the other Parties.
10.
Governing Law. The validity, interpretation and performance of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of laws.

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IN WITNESS WHEREOF, the parties hereby execute this Amendment on the day and year first set forth above.

BUYER:

BWSC, LLC,

a California limited liability company

By: Winc, Inc.,
a Delaware corporation and its sole member

By: /s/ Geoffrey McFarlane

Name: Geoffrey McFarlane

Title: Chief Executive Officer

SELLER:

NATURAL MERCHANTS, INC.,

an Oregon corporation

By: /s/ Edward Field

Name: Edward Field

Title: President

OWNER:

/s/ Edward Field

Edward Field

Exhibit A

2021 Performance Earn-Out Payments

Exhibit B

Escrow Instructions

307099498.1